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                                                                     EXHIBIT 11

                              FINE HOST CORPORATION
                        Computation of Per Share Earnings


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                                                            Three Months Ended                   Nine Months Ended
                                                     September 25,    September 27,     September 25,     September 27,
                                                           1996            1995              1996             1995

Income applicable to Common Stock                   $       1,399    $      1,045      $      1,908   $       1,327
Stock warrant accretion                                         -            (212)           (1,300)          (286)
                                                    -------------   -------------     -------------   -------------
Net income  available to Common
      Stockholders                                  $       1,399   $         833     $         608   $       1,041
                                                    =============   =============     =============   =============

Weighted average number of common shares
      outstanding                                       6,165,475       2,048,200         3,209,653       2,048,200
Average convertible Preferred shares
      outstanding                                               -         890,713           939,197         805,435
Assumed conversion of:
      Warrants                                                  -         405,402           292,502         405,402
      Options                                              83,194          19,090            83,420          19,090
                                                      -----------     -----------       -----------     -----------

Average number of shares of Common Stock
      outstanding assuming full dilution                6,248,669       3,363,405         4,524,772       3,278,127
                                                        =========       =========         =========       =========

Net earnings  per share assuming full dilution              $.22            $.25               $.13          $.32
                                                            ====            ====               ====          ====

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